UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 Or 15(D) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 7, 2007

INTERNATIONAL FOOD PRODUCTS GROUP, INC.

(Exact name of Registrant as specified in its charter)

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Nevada (State or other Jurisdiction of Incorporation or organization)	000-33251 (Commission File Number)	33-0903004 (IRS Employer I.D. No.)

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620 Newport Ctr Drive Suite 570

Newport Beach, CA  92660

949-644-1433

(Address, including zip code, and telephone and facsimile numbers, including area code, of registrant’s executive offices)

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ITEM 1.01

Entry into a Material Definitive Agreement

See discussion under Item 5.02 below, which is incorporated herein by reference.

ITEM 3.02

Unregistered Sales of Equity Securities

(a)  The Company on February 20, 2009, entered into agreements to issue as soon as its Articles of Incorporation are amended to increase its authorized capital stock, an aggregate of 309,000,000 shares of its restricted common stock.

In addition between January 29, 2009 and February 20, 2009, the Company privately sold for cash, a total of $465,000 in Convertible Unsecured Promissory Notes to 20 accredited investors.  Each Note bears interest 10% per annum, all principle and interest is due and payable on February 15, 2010, and each Note provides for mandatory conversion of principle and accrued interest to date, into shares of the Company’s  Common Stock, at a conversion price of $0.005 per share (93,000,000 shares) upon amendment of the Company’s Articles to increase authorized capital.

(b)  As described below in Item 5.02, which is incorporated herein by reference, 120,000,000 shares were authorized by the Board of Directors to be issued to Michael T. Lutton, the Company’s new President, and  120,000 shares were authorized by the Board of Directors to be issued to Richard Damion, the Company’s Chief Executive Officer and Chairman of the Board of Directors, pursuant to the terms of  employment contracts with Mr. Lutton and Mr. Damion, respectively, for services to be provided over the 12 month period ending in February, 2010.  In addition, a total of 120,000,000 shares were authorized for issuance to Richard Damion in payment of consideration for the 12 prior months of prior service as the Company’s Chief Executive Officer, and 5,000,000 shares were authorized for issuance to Robert George, a Company Director, for the 12 prior months of prior service as a Director. In addition, the Board of Directors authorized the issuance of 12,000,000 common shares to Donald G. Davis, Esq. for legal services rendered.  In all cases, the shares can only be issued upon successful amendment of the Company’s Articles of Incorporation to increase authorize capital stock so that additional common shares can be legally issued by the company.

In each case, the Company estimated the value of the compensation paid at  $0.0025 per share on February 20, 2009, based on the average closing price of the Company’s Common stock over the proceeding  four months, or a total of $772,500 for all 309,000,000 shares authorized for issuance upon amendment of the Company’s Articles of Incorporation to increase authorized capital stock.

(d)  In each case the Company relied on the private placement exemption from registration under the Securities Act of 1933, provided by Section 4(2) of that Act.  In each case the recipients of the securities were Accredited Investors, or sophisticated Officers, Directors or senior Consultants to the Company.

(e) In the case of the Convertible Unsecured Promissory Notes, principle and accrued interest to the date of conversion, is convertible on a mandatory basis into shares of the Company’s restricted common stock, at a conversion price of $0.005 per share, once and if the Company’s Articles of Incorporation are amended to increase its capital stock so that additional common shares can be legally issued.  In the event that the Company’s Articles are not so amended by the maturity date of each Note, each Note will represent a matured obligation which will be due and owing from the Company.

ITEM 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(c)  Appointment of New President

1.  On February 20 of 2009, the Company appointed Michael T. Lutton to the Office of President of the Corporation.

2.  Michael T Lutton, age 52, has not previously held any office with the Company, but has been assisting the Company for the last five months as an outside consultant, helping to  plan the future direction of the Company, on a no compensation basis.  Pursuant to an Employment Agreement executed with Mr. Lutton, he has agreed to serve as the Company’s President for a 12 month term, beginning February 20, 2009.

Business Experience: Michael T. Lutton, age 52, has a long and varied business career dealing with global banks and investors. Mr. Lutton served as President of both The Irvine Industrial Company and the Irvine Office Company, subsidiaries of the Irvine Company, Orange County, California, from 1984 to 1993.  In this position, he was responsible for  development of commercial buildings, leasing and sales of commercial buildings, and asset management for the companies.  These subsidiaries were responsible for all development and asset management of The Irvine Company's "on and off ranch" portfolios. Mr. Lutton served as Chairman and CEO of PM Realty Group, a large asset management company, holding that position from 1993 to 2000.  PM Realty Group was engaged in leasing, selling and asset and property management of large commercial buildings and properties.. From 2001 to the present, Mr. Lutton has served as a Managing Member of Centurian Partners, a Company engaged in real estate development.  In this position Mr. Lutton oversaw the acquisition and development of the 33 story Sapphire Tower Condominium Project in downtown San Diego.  Mr. Lutton has a Bachelor of Science from the University of Southern California.

3. Pursuant to a contract executed with Michael Lutton effective February 20, 2009, the Corporation has retained Michael Lutton on a full time basis as its President for a 12 month period, running through February, 2010, and has agreed to privately issue Mr. Lutton 120,000,000 shares of its restricted common stock, as compensation for the services he will provide to the Company over this term, said shares to be issued as soon as the Company has amended its Articles of Incorporation to increase its authorized capital stock so that it has legal authority to issue these shares. The agreement provides for proration of the shares on a “months” or “portion of months” basis if the services are terminated by either party before the end of the term.

The Company estimated the value the compensation to be paid to Mr. Lutton, in the form of 120,000,000 shares of restricted common stock to be issued to Mr. Lutton under the contract, at $300,000, or $0.0025 per share, on February 20, 2009, based on the average closing price of the Company’s Common stock over the proceeding four months.

(d)  Appointment of New Director

On February 20, 2009, the Board of Directors elected Michael T. Lutton as a director, effective immediately. The Board of Directors does not currently maintain separate Committees of the Board, and so Mr. Lutton has not been appointed to any board Committees.  Mr. Lutton’s business experience is set out above, as are the terms of his employment agreement, pursuant to which he has been hired to serve as President of the Company.

(e) Compensatory Plans With Principle Executive Officers

Pursuant to Board of Directors action, with Richard Damion, its Chief Executive Officer and Chairman of the Board abstaining, the Company executed a contract with Richard Damion effective February 20, 2009, pursuant to which the Corporation has agreed to compensate Richard Damion, for services to the Company as its Chief Executive Officer going forward on a full time basis for a 12 month period, running through February, 2010.  Under the terms of the contract, the Company  has agreed to privately issue Mr. Damion 120,000,000 shares of its restricted common stock, as compensation for the services he will provide to the Company over this term, said shares to be issued as soon as the Company has amended its Articles of Incorporation to increase its authorized capital stock so that it has legal authority to issue these shares. The agreement provides for proration of the shares on a “months” or “portion of months” basis if the services are terminated by either party before the end of its term.

The Company estimated the value of the compensation to be paid to Mr. Damion under the terms ot this Agreement, in the form of 120,000,000 shares of restricted common stock to be issued to Mr. Damion, at $300,000, or  $0.0025 per share, on February 20, 2009, based on the average closing price of the Company’s Common stock over the proceeding four months.

On February 20, 2009, the Board of Directors acted, with Richard Damion, its director and Chief Executive Officer abstaining, to recognize the compensation owed by the Company to Mr. Damion for his performance of services as Chief Executive Office of the Company for the previous 12 months, for which he had yet to be compensated. In this regard, the Board noted that it was primarily through Mr. Damion’s efforts that the Company had developed its new plan of business directed at the development, marketing and sale of high technology products which management believes will revitalize the Company’s business prospects.

The Board, with Mr. Damion abstaining, adopted resolutions authorizing the issuance to Mr. Damion of  52,000,000 restricted shares of the Company’s common stock as soon as the Company’s Articles of Incorporation are amended to increase authorized capital so that such shares can be legally issued, said shares to provide payment in full of compensation  to Mr. Damion for his services as Chief Executive Officer of the Company for the 12 month period ended February 20, 2009.  The Company estimated the current value of this compensation paid to Mr. Damion, paid in the form of 52,000,000 shares of restricted common stock to be issued to Mr. Damion, at $130,000, or  $0.025 per share, on February 20, 2009, based on the average closing price of the Company’s Common stock over the proceeding  four months.

On February 20, 2009, the Board of Directors acted, with Robert George, one of its directors abstaining, to recognize the compensation owed by the Company to Mr. George for his performance of services as a Director of the Company for the previous 12 months, for which he had yet to be compensated.

The Board, with Mr. George abstaining, adopted resolutions authorizing the issuance to Mr. George of  5,000,000 restricted shares of the Company’s common stock as soon as the Company’s Articles of Incorporation are amended to increase authorized capital so that such shares can be legally issued, said shares to represent payment in full of compensation due and owed by the Corporation to Mr. George for his services as a Director of the Company for the 12 month period ended February 20, 2009.  The Company estimated the current value of  the compensation paid to Mr. George, paid in the form of 5,000,000 shares of restricted common stock to be issued to Mr. George, at $12,500, or  $0.025 per share, on February 20, 2009, based on the average closing price of the Company’s Common stock over the preceeding  four months.

In each case, the issuance of the above referenced shares is awaiting the amendment of the Company’s Articles of Incorporation to increase its authorized capital stock to 1.8 billion shares, so that the Company has sufficient authorized but unissued shares to meet these commitments, and in each case the shares will be issued in transactions exempt from registration under the Securities Act of 1933, in reliance on the private placement exemption provided by Section 4(2) of that Act.

Item 9.01

Financial Statements And Exhibits

Exhibit Number

Description

4.

Convertible Promissory Note Purchase Agreement

10.1

Employment Agreement With Michael Lutton through February, 2010

10.2

Employment Agreement with Richard Damion through February, 2010

10.3

Agreement with Richard Damion, past 12 months

10.4

Agreement with Robert George, past 12 months

SIGNATURE PAGE

Pursuant to the requirement of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL FOOD PRODUCTS GROUP, INC.

Dated: February 23, 2009

By  Richard Damion

/s/ Richard Damion